PAC I F I C O AK S T R AT E G I C O P P O R T U N I T Y R E I T Va l u a t i o n a n d P o r t f o l i o U p d a t e DECEMBER 8, 2021 Exhibit 99.4

2 FORWARD-LOOKING STATEMENTS I M P O R T A N T D I S C L O S U R E S - The information contained herein should be read in conjunction with, and is qualified by, the information in the Pacific Oak Strategic Opportunity REIT, Inc. (“Pacific Oak Strategic Opportunity REIT” or the “Company”) Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”) filed with the Securities and Exchange Commission (“SEC”) on March 29, 2021 (the “Annual Report”) and the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021 (the “Quarterly Report”) filed with the SEC on November 15, 2021, including the “Risk Factors” contained therein. For a full description of the limitations, methodologies and assumptions used to value the Company’s assets and liabilities in connection with the calculation of the Company’s estimated value per share, see the Company’s Current Report on Form 8-K, filed with the SEC on December 8, 2021. F O R W A R D L O O K I N G S T AT E M E N T S - Certain statements contained herein may be deemed to be forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Actual results may differ materially from those contemplated by such forward-looking statements. The valuation methodology for certain of the Company’s real estate investments assumes that its properties realize the projected cash flows and exit cap rates and that investors would be willing to invest in such properties at cap rates equal to the cap rates used in the valuation. Though the appraisals and valuation estimates used in calculating the estimated value per share are Kroll, LLC (“Kroll”), Colliers International Valuation & Advisory Services, LLC (“Colliers”), and HouseCanary, Inc. (“HouseCanary”) best estimates as of September 30, 2021, and/or the Company’s and Pacific Oak Capital Advisors LLC’s (“the Advisor”) best estimates as of December 8, 2021, the Company can give no assurance that these estimated values will be realized by the Company. These statements also depend on factors such as future economic, competitive and market conditions, the Company’s ability to maintain occupancy levels and rental rates at its properties, and other risks identified in Part I, Item IA of the Company’s Annual Report on form 10-K for the year ended December 31, 2020, and its subsequent quarterly reports. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated value per share.

3 VALUATION1 • Estimated value per share calculated using information as of September 30, 2021. • The Company followed the Institute for Portfolio Alternatives Valuation Guidelines, which included third-party valuations for all of its consolidated properties and properties owned via two of its unconsolidated entities. The valuations represented appraisals for these properties, with the exception of the Company’s consolidated single-family rental home portfolio (“SFR portfolio”) of 1,806 homes which was valued at the total of the individual home values estimated by a third-party valuation firm. The appraisals were performed by Kroll, except for the undeveloped land which was appraised by Colliers. Valuation of the SFR portfolio was performed by HouseCanary. • The appraisals were performed in accordance with the Code of Professional Ethics and Standards of Profession Practice set forth by the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice (USPAP). • The Company’s Advisor valued the two other investments in unconsolidated entities at $33.2 million or $0.35 per share3, as well as the Company’s real estate- related investments, cash, other assets, mortgage debt, and other liabilities. • Non-controlling interest liability due to equity interests in certain consolidated entities was calculated by assuming a hypothetical liquidation of the underlying real estate properties at their current values and the payoff of any related debt at its fair value, and then valuing the different equity interests based on their contractual rights. Reflected the advisor incentive fee payable to the Company’s Advisors for shareholder returns in excess of a 7.0% per year cumulative, non-compounded return on invested capital2. Net asset value; no enterprise (portfolio) premium or discount applied 1 For more information, see the Company’s Current Report on Form 8-K filed with the SEC on December 8, 2021. 2 The Company’s potential incentive fee payable to its current advisor, Pacific Oak Capital Advisors, is estimated to be $0 in the estimated share value announced on December 8, 2021. Pacific Oak Capital Advisors is entitled to receive an incentive fee equal to (A) 15.0% of the Company’s net cash flows, whether from continuing operations, net sale proceeds or otherwise, after the Company’s stockholders have received, together as a collective group, aggregate distributions (including distributions that may constitute a return of capital for federal income tax purposes) sufficient to provide (i) a return of their net invested capital, or the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price (except that all shares issued to stockholders of Pacific Oak Strategic Opportunity REIT II, Inc. (“POSOR II”) in connection with the merger of POSOR II into a Company subsidiary (the “Merger”) are deemed to have been purchased by such stockholders at the effective time of the Merger and at a price of $10.63 per share), reduced by any amounts to repurchase shares pursuant to the Company’s share redemption program, and (ii) a 7.0% per year cumulative, non-compounded return on such net invested capital from Company inception, less (B) $36.3 million which is the grant date value of the restricted stock issued to the Company’s former advisor, KBS Capital Advisors, in connection with its termination effective October 31, 2019. 3 The two investments in unconsolidated entities which are referenced and which were valued by the Company’s Advisor are the investments in (i) Pacific Oak Opportunity Zone Fund I, LLC and (ii) Pacific Oak Residential Trust II, LLC. Net asset value; no enterprise (portfolio) premium or discount applied Reflected the advisor incentive fees to the Company’s Advisors for shareholder returns in excess of a 7.0% per year cumulative, non-compounded return on invested capital2.

PACIFIC OAK

VALUATION[1]

	As of December 2021[1]	*As of December 2020*[2]
ASSETS:	**$2.135 Billion**	**$2.126 Billion**
Real Estate	$1.651 Billion (77%)	$1.712 Billion (81%)
Investments in Unconsolidated Entities	$203.2 Million (10%)	$208.6 Million (10%)
Investments in Real Estate Equity Securities	$ 96.4 Million (5%)	$ 90.6 Million (4%)
Cash and Cash Equivalents	$138.0 Million (6%)	$ 87.4 Million (4%)
Other Assets[3]	$ 46.8 Million (2%)	$ 27.5 Million (1%)
LIABILITIES:	**$1.075 Billion**	**$1.127 Billion**
Mortgage and Other Debt	$1.027 Billion	$1.071 Billion
Advisor Incentive Fee[4]	$ -	$ -
Other Liabilities[5]	$ 48.7 Million	$ 55.7 Million
PORT Preferred Stock[6]	**$ 15.4 Million**	**$ 15.2 Million**
Minority Interests in Consolidated Entities	**$ 37.5 Million**	**$ 33.7 Million**
Stockholder Equity	**$1.007 Billion**	**$950.1 Million**
Pro Forma Adjustment for Stockholder Redemptions, Oct. 1, 2020 to Sept. 30, 2021 [7]	***$ 38.1 Million***	
Pro Forma Stockholder Equity[7]	***$1.045 Billion***	

[1] Based on data as of September 30, 2021. For further information, see the Company's Current Report on Form 8-K filed with the SEC on December 8, 2021.
[2] Based on data as of September 30, 2020, with the exception of adjustments to give effect to the Merger which closed on October 5, 2020 and Merger-related expenses incurred upon the closing. For further information, see the Company's Current Report on Form 8-K filed with the SEC on December 10, 2020.
[3] Includes restricted cash, rents and other receivables, deposits, prepaid expenses and other assets as applicable.
[4] The Company's potential incentive fee payable to Pacific Oak Capital Advisors was estimated to be $0 for the estimated share value announcements on December 8, 2021 and December 10, 2020.
[5] Includes accounts payable, accrued liabilities, security deposits, contingent liabilities, prepaid rent and other liabilities.
[6] Represents the par value plus accrued dividends on the Series A cumulative convertible redeemable preferred stock issued by the Company's subsidiary, Pacific Oak Residential Trust, Inc. ("PORT").
[7] Pro forma adjustment calculated as (i) 3,934,519 shares redeemed for the specified time period, including the redemption of 584,267 shares originally granted to KBS Capital Advisors as summarized in Form 10-Q for the period ended September 30, 2021, times (ii) the $9.68 estimated share value announced on December 10, 2020. After adding the pro forma adjustment, the pro forma stockholder equity as of December 2021 provides a basis for a direct comparison to the stockholder equity as of December 2020 to show the change in stockholder equity value which resulted in the change in estimated share value.

4

PACIFIC OAK

VALUATION[1]

On December 2, 2021, the Company's Board approved an estimated value per share of $10.68. The following summarizes the change in estimated value per share from December 2020 to December 2021:

December 2020 estimated share value	**$ 9.68**
Investments	
Real estate[2]	1.41
Investments in unconsolidated entities	(0.21)
Investments in real estate equity securities	0.21
Leasing costs & capital expenditures	(0.23)
Investment Performance	***1.18***
Operating cash flows in excess of distributions declared[3]	0.24
Foreign currency loss	(0.16)
Property selling, acquisition, & financing costs[4]	(0.06)
Mortgage debt	0.04
Series A & B debentures	(0.26)
Advisor incentive fee potential liability	-
Other changes, net	0.02
Total Change	**1.00**
Dec. 2021 estimated share value	**$ 10.68**

[1] Based on data as of September 30, 2021. For further information, see the Company's Current Report on Form 8-K filed with the SEC on December 8, 2021.
[2] Includes the related change in minority interests in consolidated entities.
[3] Operating cash flow reflects modified funds from operations ("MFFO") attributable to common stockholders, adjusted for the Company's share of (i) deducts for capitalized interest expense, real estate taxes, and insurance and (ii) add backs for deferred financing cost amortization. The Company computes MFFO in accordance with the definition included in the practice guideline issued by the IPA in November 2010.
[4] Includes (i) selling, acquisition, and financing costs excluding sponsor fees of $0.05 per share and (ii) disposition and acquisition fees to the sponsor of $0.01 per share.

5

6 The Company is providing this estimated value per share to assist broker dealers that participated in its initial public offering in meeting their customer account statement reporting obligations. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share. The Company can give no assurance that: Further, the estimated value per share announced on December 8, 2021 is based on the estimated value of the Company's assets less the estimated value of its liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2021. The methodology used to estimate the Company’s value per share would be acceptable to FINRA or for compliance with ERISA reporting requirements. The Company’s shares of common stock would trade at the estimated value per share on a national securities exchange; A stockholder would ultimately realize distributions per share equal to the Company’s estimated value per share upon liquidation or sale of the Company; A stockholder would be able to resell his or her shares at this estimated value per share; An independent third-party appraiser or other third- party valuation firm would agree with the Company's estimated value per share; or STOCKHOLDER PERFORMANCE

PACIFIC OAK

STOCKHOLDER PERFORMANCE

Hypothetical Performance of First and Last Investors at $10.00 Offering Price

Value Breakdown for First Cash Investor
(at Escrow Break April 19, 2010)



$10.00
$12.41
$13.56
$15.12
$16.87
$17.54
$19.30
$20.46
$19.00
$20.55
$10.00
$11.27
$12.24
$13.44
$14.81
$11.50
$9.91
$10.63
$9.68
$10.68
$2.89
$5.44
$5.83
$5.31
$5.86
$0.72
$1.47
$1.49
$1.49
$1.49
$1.14
$1.32
$1.68
$2.06
$2.43
$2.48
$2.51
$2.52
$2.52
Distributions $9.87
Offering Price
Mar-14
Dec-14
Dec-15
Dec-16
Dec-17
Nov-18
Dec-19
Dec-20
Dec-21
Estimated Value Per Share
Cumulative Stock Dividend Value
Dec. 2017 & Nov. 2018 Special Dividends (Cash Portion)
Cumulative Cash Dividends (Excluding Dec. 2017 & Nov. 2018 Special Dividends)

Value Breakdown for Last Cash Investor
(at Offering Close Nov. 14, 2012)



$10.00
$11.71
$12.86
$14.42
$16.17
$16.84
$18.60
$19.76
$18.30
$19.85
$10.00
$11.27
$12.24
$13.44
$14.81
$11.50
$9.91
$10.63
$9.68
$10.68
$2.89
$5.44
$5.83
$5.31
$5.86
$0.72
$1.47
$1.49
$1.49
$1.49
$0.44
$0.62
$0.98
$1.36
$1.73
$1.78
$1.81
$1.82
$1.82
Distributions $9.17
Offering Price
Mar-14
Dec-14
Dec-15
Dec-16
Dec-17
Nov-18
Dec-19
Dec-20
Dec-21
Estimated Value Per Share
Cumulative Stock Dividend Value
Dec. 2017 & Nov. 2018 Special Dividends (Cash Portion)
Cumulative Cash Dividends (Excluding Dec. 2017 & Nov. 2018 Special Dividends)

"Valuation Information" for a first cash investor assumes all distributions are received in cash (except for stock portion of special distributions) and no share redemptions for a hypothetical investor who invested on or before escrow break and consequently has received all distributions paid by the Company. "Cumulative distributions" for a first cash investor and a last cash investor assumes all distributions are received in cash (except for stock portion of special distributions) and no share redemptions for a hypothetical investor who invested on April 19, 2010, and November 14, 2012, respectively. The "offering price" of $10.00 reflects the maximum per share purchase price in the primary initial public offering.

7

STOCKHOLDER PERFORMANCE ILLUSTRATION

Since special dividends were declared on December 7, 2017 and November 12, 2018, a comparison of the estimated value per share over time is no longer a fair reflection of stockholder performance. The following illustration shows the performance of the first cash investor who bought 1 share, to focus on the performance of both the share and account value.

	Estimated Value Per Share	Total Shares	Total Share Value	Cash Dividends	Total Account Value
Offering Price	**$10.00**	**1.0000**	**$10.00**		**$10.00**
Estimated Value Per Share Increase	$5.11		$5.11		$5.11
Cash Dividends to December 7, 2017				$2.43	$2.43
December 7, 2017 Before Special Dividend	**$15.11**	**1.0000**	**$15.11**	**$2.43**	**$17.54**
December 2017 Special Dividend [1]					
Cash Dividend	($0.72)		($0.72)	$0.72	$0.00
Stock Dividend Value [2]	($2.89)	0.2509	$0.00		$0.00
December 7, 2017 After Special Dividend	**$11.50**	**1.2509**	**$14.39**	**$3.15**	**$17.54**
Estimated Value Per Share Increase	$1.36		$1.71		$1.71
Cash Dividends to November 12, 2018				$0.05	$0.05
November 12, 2018 Special Dividend [1]					
Cash Dividend	($0.59)		($0.75)	$0.75	$0.00
Stock Dividend Value [2]	($2.36)	0.2979	$0.00		$0.00
November 12, 2018 After Special Dividend [2]	**$9.91**	**1.5488**	**$15.35**	**$3.95**	**$19.30**
Estimated Value Per Share Increase	$0.72		$1.11		$1.11
Cash Dividends to December 17, 2019				$0.05	$0.05
December 17, 2019 After Special Dividend [2]	**$10.63**	**1.5488**	**$16.46**	**$4.00**	**$20.46**
Estimated Value Per Share Decrease	($0.95)		-$1.47		($1.47)
Cash Dividends to December 4, 2020				$0.01	$0.01
December 4, 2020 After Special Dividend [2]	**$9.68**	**1.5488**	**$14.99**	**$4.01**	**$19.00**
Estimated Value Per Share Decrease	$1.00		$1.55		$1.55
Cash Dividends to December 2, 2021				$0.00	$0.00
December 2, 2021 After Special Dividend [2]	**$10.68**	**1.5488**	**$16.54**	**$4.01**	**$20.55**

[1] Assumes the shareholder receives 20% of the special dividend in cash and 80% in stock. If a significant number of investors elected all stock, a cash electing investor would've received more than 20% of the special dividend in cash.
[2] Assumes a stock dividend rate of 0.2509 and 0.2381 shares per share of common stock outstanding, for the December 7, 2017 and November 12, 2018 special dividends, respectively, for a cumulative of 0.5488 additional shares after compounding as of November 12, 2018.

8

9 PORTFOLIO OVERVIEW & HIGHLIGHTS

PACIFIC OAK

PORTFOLIO OVERVIEW

Portfolio Estimated Value[1] $2,087,347,000
Portfolio Cost Basis[2] $1,754,747,000

Rentable Square Feet 7,700,219
Occupancy at 9/30/21[3] 81.2%

Leverage, net[4] 47%
Weighted-Avg. Interest Rate at 9/30/21 .... 3.39%

Investment Type	Dec. 2021 NAV Value[1]	% of Total[6]	Occupancy/ Hotel RevPAR 9/30/21[3]	Occupancy/ Hotel RevPAR 9/30/19[3]	Rent Collections Sept. 2021[7]
Office	$1,454,300,000	54.0%	72.4%	79.6%	95.8%
Land	$331,500,000	15.7%	N/A	N/A	N/A
SFR	$257,851,000	11.1%	93.8%	N/A	96.2%
Apartment	$203,550,000	9.2%	95.5%	94.9%	89.5%
Hotel	$149,800,000	5.4%	$88.53	$99.54	N/A
Equity Securities	$96,403,000	4.6%	N/A	N/A	N/A
Total	$2,493,404,000				
Less: Minority Interests[6]	$(406,057,000)				
Total (Net of Minority Interests)	$2,087,347,000				

[1] Represents the values for real estate, including the properties owned via joint ventures, as well as real estate equity securities as of September 30, 2021, which are reflected in the December 2021 NAV. Values are adjusted for the Company's share of consolidated and unconsolidated joint entities. The total value would be $2,493,404,000 including the minority interests in consolidated and unconsolidated entities.
2 Represents cost basis, which is acquisition price (net of closing credits and excluding closing costs) plus capital expenditures and allocated cost for acquisitions of minority interests in joint ventures, for the real estate and equity securities in the portfolio as of September 30, 2021, adjusted for the Company's share of consolidated and unconsolidated entities.
3 Occupancy refers to leased occupancy, which includes leases signed but future commencing, for the consolidated and unconsolidated offices, SFR, and apartments in the portfolio. Hotel RevPAR refers to revenue per available room, a commonly cited measure of operating performance in the hotel industry. The Hotel RevPAR referenced is actually for the year ending September 30, 2021 and 2019 because the hotels are seasonal such that a full year is a better indicator of performance than one quarter. Lastly, occupancy and Hotel RevPAR are referenced for the indicated periods in 2019 to provide a comparison of current operating performance vs. the period(s) prior to the COVID-19 pandemic.
4 Calculated as (i) consolidated debt net of cash, restricted cash, and real estate equity securities divided by (ii) consolidated real estate value, as reflected in the December 2021 NAV.
5 Represents the weighted-average interest rate on consolidated mortgages and debentures as of September 30, 2021.
6 Minority interests represent the share of consolidated and unconsolidated entities held by the Company's partners. The percentages presented are net of minority interests.
7 Percentage of total rent charges for September 2021 which were collected as of October 2021.

Investment Types[1]

By value in December 2021 NAV



54.0%
11.1%
9.2%
15.7%
5.4%
4.6%
Office
Single Family Rentals
Apartments
Land
Hotel
Equity Securities

Geographic Allocation[1]

By value in December 2021 NAV



13.9%
13.0%
8.3%
5.5%
5.3%
3.3%
3.5%
2.7%
1.9%
1.5%
12.5%
4.6%
23.8%
CA
NY
NV
GA
TX
MN
TN
SC
NJ
LA
AZ
Other States
Equity Securities

10

PACIFIC OAK

PROPERTIES

	Property Name City, State	Property Type/ No. of Buildings	Date Acquired	Size (SF)	Occupancy %	Ownership %
CONSOLIDATED PROPERTIES: OFFICES						
	Oakland City Center Oakland, CA	Office 2 Buildings	10/5/2020	368,043	79.5%	100%
	The Marq Minneapolis, MN	Office 1 Building	3/1/2018	522,656	81.1%	100%
	Crown Pointe Dunwoody, GA	Office 2 Buildings	2/14/2017	508,297	71.3%	100%
	Georgia 400 Center Alpharetta, GA	Office 3 Buildings	5/23/19	420,512	84.2%	100%
	Eight & Nine Corporate Centre Franklin, TN	Office 2 Buildings	6/8/2018	313,916	82.3%	100%
	Richardson Portfolio (JV) Richardson, TX	Office 4 Buildings & 14 Acres of Land	11/23/2011	569,980	70.1%	90%[1]
	Lincoln Court Campbell, CA	Office 1 Building	10/5/2020	123,529	83.7%	100%
	Park Centre Austin, TX	Office 3 Buildings	3/28/2013	205,095	79.8%	100%
	Madison Square (JV) Phoenix, AZ	Office 3 Buildings	10/5/2020	313,991	43.8%	90%
			Subtotal:	3,346,019	74.6%	

[1] On October 18, 2021, the Company purchased the 10% minority interest held by the partner in the Richardson joint venture, for $4.0 million. Subsequent to the purchase, the Company owned 100% of the Richardson portfolio, though the entity which originally sold the portfolio is still entitled to a promote payment pursuant to the joint venture agreement. The promote payment will be determined and paid upon the joint venture liquidation, with the payment amount based on the investment return realized.

11

12 P R O P E RT I E S Property Name City, State Property Type/ No. of Buildings Date Acquired Size (SF) Occupancy % Ownership % CONSOLIDATED PROPERTIES: APARTMENTS & SINGLE-FAMILY RENTALS (SFR) 1180 Raymond Newark, NJ 317 Unit Apartment Building 8/20/2013 268,648 96.9% 100% Lofts at NoHo Commons (JV) N. Hollywood, CA 292 Unit Apartment Building 10/5/2020 224,755 94.0% 90% Pacific Oak Residential Trust 1,806 Single Family Homes Multiple 2,495,870 93.6% 96% Subtotal: 2,989,273 93.9% CONSOLIDATED PROPERTIES: HOTELS Springmaid Beach Resort (JV) Myrtle Beach, SC Resort/Hospitality 2 Buildings 10/5/2020 N/A N/A 90% Q&C Hotel (JV) New Orleans, LA Hospitality 2 Buildings 10/5/2020 N/A N/A 90% CONSOLIDATED PROPERTIES: LAND Tule Springs North Las Vegas, NV 800 Acres of Developable Land 12/30/2011, 12/10/2013 N/A N/A 100% Richardson Land (JV) Richardson, TX 14 Acres of Undeveloped Land 9/4/2014 N/A N/A 90% 210 West 31st Street (JV) New York, NY Office/Retail Development 10/5/2020 N/A N/A 80%

13 P R O P E RT I E S Property Name City, State Property Type/ No. of Buildings Date Acquired Size (SF) Occupancy % Ownership % UNCONSOLIDATED PROPERTIES 353 Sacramento (JV) San Francisco, CA Office 1 Building 7/11/2016 284,751 86.9% 55% 110 William Street (JV) New York, NY Office 1 Building 5/2/2014 928,157 60.0% 60% Pacific Oak Opportunity Zone Fund I N/A 2019 N/A N/A N/A Pacific Oak Residential Trust, II 117 Single Family Homes Multiple 152,019 96.7% 100% Subtotal: 1,364,927 69.7% Total: 7,700,219 81.2%

PACIFIC OAK

DISPOSITIONS HISTORY[1]

THE COMPANY HAS A TRACK RECORD OF STRONG PERFORMANCE ON DISPOSITIONS TO DATE, AS SEEN BELOW:

PROPERTY	ACQUISITION DATE	DISPOSITION DATE	SQ. FT.	SALE PRICE[1]	COST BASIS AT SALE[2]	SALE PRICE VS COST BASIS
Roseville	Jun-11	Multiple	113,341	$ 7,989,000	$6,022,930	$1,966,070
Richardson (Office & Land) (JV)	Multiple	Multiple	151,937	27,848,197	13,252,350	14,595,846
Powers Ferry (6151 & 6201 Bldgs)	Sep-12	Oct-13	246,475	18,540,128	11,856,283	6,683,845
Village Overlook	Aug-10	Aug-14	34,830	1,485,000	2,536,236	(1,051,236)
1635 N. Cahuenga (JV)	Aug-11	Mar-15	34,666	16,389,000	8,857,643	7,531,357
Academy Point	Nov-10	Sep-15	92,099	3,500,000	4,599,826	(1,099,826)
Park Highlands	Multiple	Multiple	N/A	96,770,382	35,988,152	60,782,229
50 Congress Street	Jul-13	May-17	179,872	78,784,521	55,181,314	23,603,206
SREIT (11 Properties) [3]	Multiple	Nov-17	3,103,313	795,385,695	670,876,898	124,508,797
Central Building	Jul-13	Jul-18	193,968	67,351,484	39,873,064	27,478,420
Westpark Portfolio	May-16	Nov-18	782,035	166,424,343	144,668,958	21,755,386
Bedford (JV)	Jan-14	Jan-19	49,220	43,786,766	41,415,046	2,371,720
Burbank (JV)	Dec-12	Jul-19	39,035	25,900,000	18,806,736	7,093,264
125 John Carpenter	Sep-17	Nov-19	445,317	99,760,199	89,336,717	10,423,482
City Tower	Mar-12	Jul-21	435,177	146,889,055	163,657,096	(16,768,041)
TOTAL			**5,901,285**	**$1,596,600,809**	**$1,306,493,457**	**$290,107,352**

[1] Equals the sale price, net of seller concessions, without adjustment for joint venture partners' share of share of consolidated joint ventures. Excludes selling costs and fees.
[2] Equals the acquisition price (excluding acquisition costs and fees) plus capital expenditures and allocated cost for acquisitions of minority interests in joint ventures, without adjustment for joint venture partners' share of consolidated joint ventures.
[3] Reflects the sale of 11 properties to subsidiaries of Keppel-KBS US REIT, a then newly formed Singapore real estate investment trust (the "SREIT") which was listed on the Singapore Stock Exchange. The SREIT has since been renamed Keppel Pacific Oak US REIT. For further information on the property sale, please see the Company's Form 8-K filed with the SEC on November 9, 2017.

14

PACIFIC OAK

PACIFIC OAK RESIDENTIAL TRUST (PORT)[1] SUMMARY & HIGHLIGHTS

- **1,806** Single-Family Rental (SFR) home portfolio
- **6.50%** cash-on-cash yield[2]
- **30.7%** home value appreciation[3]

SECTOR PERFORMANCE IS STRONG

- Home prices have consistently increased over the last 5 years
- Lower-cost home rent growth has outpaced higher-cost homes over five and ten year horizons
- COVID-19 has driven increased demand, particularly into homes within our strategy
- Institutional investor interest continues to increase

STABLE & GROWING DEMAND FOR AFFORDABLE RENTAL HOUSING

- RENTER BY NECESSITY – 84% of renters view renting as more affordable, and real household income is flat over last 15 years
- Middle income earners represent the largest pool of rental market demand
- Target customers continue to have limited access to mortgage credit, extending lease duration.

DISCIPLINED GROWTH

- Large addressable market with limited institutional competition for affordable SFR
- Focus on increasing scale in core markets through fully-occupied portfolio acquisitions
- Internal growth through rent increases and cost saving initiatives
- Purchasing existing and local-developer build-to-rent homes

STRONG INSTITUTIONAL MANAGEMENT

- Management team has over 50 years of commercial and residential real estate investment and operations experience
- Hybrid model combines full-service property and asset management team with a select group of local partners, as appropriate

1. Pacific Oak Residential Trust is a consolidated subsidiary of the Company focused on single-family rental homes, of which the Company owns a 96.1% economic interest as of September 30, 2021. The Company has also invested $5.0 million in Pacific Oak Residential Trust II ("PORT II"), an unconsolidated entity, as of September 30, 2021. Information herein relates only to PORT and excludes the single-family rental homes owned by PORT II.
2. Calculated as (i) net operating income minus interest expense, preferred stock dividends, and maintenance and turnover cap ex, divided by (ii) common stock basis.
3. Represents the increase in home values vs. cost basis, measured as of September 30, 2021.

15

16 NOI BY MARKET DIVERSIFIED ACROSS ATTRACTIVE MARKETS AL IL FL GA OK TN TX Other 30.4% 6.9% 13.2% 12.6% 2.5% 7.7% 12.1% 14.7% PACIF IC OAK RESIDENT IAL T RUST (PORT ) 1 SUMMARY & H IGHLIGHT S 1. Pacific Oak Residential Trust is a consolidated subsidiary of the Company focused on single-family rental homes, of which the Company owns a 96.1% economic interest as of September 30, 2021. The Company has also invested $5.0 million in Pacific Oak Residential Trust II (“PORT II”), an unconsolidated entity, as of September 30, 2021. Information herein relates only to PORT and excludes the single-family rental homes owned by PORT II.

17 PACIF IC OAK OPPORT UNITY ZONE FUND I (1) SUMMARY & H IGHLIGHTS $150 million fund, with seed capital from the Company ($28.2 million) and Pacific Oak principals ($2.0 million). Underwriting is a top priority; deals must be investable even before considering the tax incentives from the 2017 Tax Cuts & Jobs Act. Wood Village near Portland, OR: • 173 apartments, $45.9 million construction cost • Construction completed in October 2021 • 81% leased, expecting 90+% by Dec. 31, 2021 Imperial Apartments, Phoenix, AZ: • 140 apartments, $15.4 million construction cost • Construction completed in Q2 2021 • 100% leased St. Ambrose Apartments, Phoenix, AZ: • 241 apartments, $29.1 million construction cost • Estimated completion in Q3 2022 1. The Company has invested $28.2 million to acquire 124 Class A units of Pacific Oak Opportunity Zone Fund I, an unconsolidated entity, as of September 30, 2021.

18 GENERAL MARKET UPDATE

PACIFIC OAK

CAPITAL MARKETS

US STOCK MARKET SETS RECORDS[1]		
Index	1 Year	Since 12/31/19[2]
S&P 500	28.1%	33.3%
Dow	21.8%	18.6%
Russell 2000	46.2%	32.1%
NAREIT Equity Index	27.7%	9.0%

US TREASURY RATES REMAIN HISTORICALLY LOW			
Date	1 Year	10 Years	30 Years
Sept. 30, 2021	0.09	1.52	2.08
Sept. 30, 2020	0.12	0.69	1.46
Historical Avg. 2001-2007	3.10	4.52	5.06

GREEN STREET CPPI[3]

PRICE RECOVERY IS NOW A FULL-ON BULL MARKET[3]

Property Type	Index Value	Change in Commercial Property Values	
		Past 12 months	From Pre-COVID
All Property	146.4	20%	8%
Core Sector	150.1	21%	11%
Apartment	183.3	28%	18%
Industrial	234.0	39%	41%
Mall	83.9	9%	-13%
Office	111.4	4%	-6%
Strip Retail	119.3	25%	6%
Healthcare	145.9	10%	2%
Lodging	104.4	28%	-4%
Manufactured Housing	317.4	28%	31%
Net Lease	115.2	25%	16%
Self-storage	260.0	47%	40%
Student Housing	168.7	22%	9%

Green Street CPPI History[3]



175%
150%
125%
100%
75%
50%
25%
0%
-25%
-50%
9/14
9/15
9/16
9/17
9/18
9/19
9/20
9/21
Man Home
Indust
Storage
Apt
Student
Office
Health Care
Net Lease
Strip
Lodging
Mall

1. As of 9/30/21
2. Selected for measuring returns against pre-COVID levels
3. Green Street Advisors, Commercial Property Price Index (CPPI), October 6 ,2021. Green Street's CPPI is a time series of unleveraged U.S. commercial property values that captures the prices at which commercial real estate transactions are currently being negotiated and contracted. Features that differentiate this index are its timeliness, its emphasis on high-quality properties, and its ability to capture changes in the aggregate value of the commercial property sector.

19

20 U.S . ECONOMY U.S. GDP growth was 6.7% for 2021 Q2 and 2.0% preliminarily for 2021 Q3(1). The acceleration in growth in 2021 Q2, which resulted in overall output reaching 100% of its “normal” pre-COVID level according to the Jefferies’ U.S. Economic Activity Index on July 26, 2021(2), gave way to a deceleration in 2021 Q3. The deceleration was attributed to a resurgence in COVID-19 cases which led to some restrictions and reopening delays and also a deceleration in the personal consumption expenditures which was mostly due to lower spending on motor vehicles and parts, accommodations, and food services.(1) U.S. GDP growth is forecast to be 5.0% for 2021 Q4, resulting in growth of 5.5% for 2021. Growth is forecast to be 3.5% for 2022 and 2.9% for 2023(3). U.S. stock market, which, among other things, reflects investor expectations for the future, continued to set new records through late-November 2021. The S&P 500 closed at 4,307.54 on September 30, 2021 and 4,567.00 on November 30, 2021, representing increases of 33.3% and 41.4%, respectively, vs. the pre-pandemic 3,230.78 close on Dec. 31, 2019. 1. U.S. Bureau of Economic Analysis, October 28, 2021 2. CNBC, July 26, 2021 3. The Conference Board Economic Forecast for the US Economy, Nov. 10, 2021

21 OFFICE SECTOR The Company collected 95.8% of September 2021 rent charges. An insignificant number of office tenants have requested rent relief or deferral, and the Company has carefully managed the requests on a case-by-case basis, granting deferrals to only a small number of tenants to date. The Company is careful to reject the requests of tenants looking to take advantage of the situation. The Company remains optimistic about the long-term value in the office sector, despite the pandemic and expectations for some continued pressure on leasing, rent, and occupancy in the near-term. The Company’s reasons, amongst many, include: FU L L - O N L • U.S. economic forecasts are positive, interest rates remain historically low, and significant capital is on the sidelines. Green Street’s Commercial Property Price Index report from October 6, 2021 just stated, about commercial real estate in general, “We’ve gone from a recovery in property pricing to a full-on bull market”. (1) • U.S. is forecast to create 5 million office-using jobs in the next decade, up from the 4.6 million in the last decade.(2) • Office fundamentals currently continue to show signs of stabilization(3),(4) • Most tenants plan to return to the office according to surveys, despite the repeated delays and most recently a delay due to the surge in the highly contagious Delta variant in Q3 2021. The office market once expected a majority of workers to return to the office following Labor Day, but now that expectation has been pushed out to Q1 2022. A Cushman & Wakefield report recently predicted a widespread return-to-office in early 2022. According to David Smith, a co-author of the report, “Most businesses are hoping to get back as soon as possible. Based on surging tour activity, we know demand is there – so it’s not a matter of if office buildings will re-populate, but when. The leading data is pointing to Q1 2022.” (5) Office fundamentals in Q3 2021 continued to show signs of stabilization and trend positively. The office market has seen tenants begin to firm their longer-term utilization plans. Gross leasing increased by a further 7.8% and approached 40 million square feet for the first time since the pandemic began, secondary growth markets outperformed in terms of quarterly leasing relative to pre-pandemic levels, touring activity was up, average lease term increased, and sublease space available declined for the first since the pandemic began.(4) Despite the data and trends, net absorption remained negative and net effective rents remained under pressure. Vacancy finished at 17.4% as of September 30, 2021, vs. 15.5% as of Dec. 31, 2020 and 13.0% at Dec. 31, 2019 (pre-pandemic).(3) 1. Green Street Advisors, Commercial Property Price Index (CPPI), October 6 ,2021. Green Street’s CPPI is a time series of unleveraged U.S. commercial property values that captures the prices at which commercial real estate transactions are currently being negotiated and contracted. Features that differentiate this index are its timeliness, its emphasis on high-quality properties, and its ability to capture changes in the aggregate value of the commercial property sector. 2. Cushman & Wakefield’s Office Outlook published Feb. 18, 2021. 3. Cushman & Wakefield’s U.S. Office MarketBeat Reports published October 14, 2021, February 2021 and February 2020. 4. Jones Lang LaSalle United States Office Outlook published October 21, 2021. 5. Cushman & Wakefield report titled “Predicting the Return to the Office”, published September 2021.

22 SINGLE-FAMILY RENTAL (SFR) SECTOR The Company collected 96.2% of September 2021 rent charges. SFR sector continues to perform strongly, with the drivers of fundamentals matching the trends in demographics, economics, and migration that emerged from the pandemic and lifestyle change.(1) SFR sector performance has attracted the interest and capital of institutional investors, meaning the sector is no longer the primary domain of small “mom and pop” owner-operators, and suggesting that investors expect the sector to continue its strong performance. In announcing the JLL Income Property Trust’s $560 million equity investment in a portfolio of more than 4,000 SFR’s in August 2021, the CEO said “our research projects long-term expected rent and (net operating income) growth above all other institutional property type averages”.(3) SFR rent growth accelerated in 2021 and the 10.2% year-over-year growth in September 2021 was the highest in over 16 years.(2) Rent on lower priced rentals, which the Company’s SFR investments can be categorized as generally, increased 8.3% year-over-year in September 2021.(2) Lower priced rents began growing slower than higher priced rents in late-2020, after growing faster from 2014 to late-2020.(2) (1) CBRE report “Single-Family Rental Housing’s Phenomenal Year” published Dec. 23, 2020 (2) CoreLogic’s Single-Family Rent Index, as reported for September 2021 and December 2020 (3) CoStar report titled “JLL REIT Invests $560 Million in Single-Family Rentals, Showing Institutional Confidence in Fast-Growing Housing Type”, published August 11, 2021

23 APART MENT SECTOR The Company collected 89.5% of September 2021 rent charges. The Company’s collections and performance during the pandemic has had some challenges, as has the entire apartment sector, due to job losses, income declines, and eviction moratoriums imposed by the national and local governments. This resulted in tenants falling behind on their rent, but also, and importantly, little incentive for tenants to pay rent even if they could afford it. The Company’s apartments have experienced challenges due mostly to their locations. • 1180 Raymond, Newark, NJ: This 317-unit, 35-story building is in New Jersey’s largest city, an area that is largely urban and mass transit dependent and just 10 miles from Manhattan’s financial district. The property’s occupancy took a hit in Spring 2020 when people migrated out of urban locations and when the nearby universities closed and went online. The universities have reopened for the 2021-22 school year, though. • Lofts at NoHo Commons, North Hollywood, CA: This 292-unit complex offering studios, one bedroom, and live-work lofts has been impacted by the pandemic’s toll on the entertainment industry and Hollywood’s live/work/play atmosphere, as well as government eviction moratoria. Apartment values began rapidly improving in Q3 2021, driven by operating fundamentals, accommodative capital markets, and investor demand. The $435 million deal for Denver’s Palomino Park Apartments, with 1,184 units, which closed in June 2021 illustrates the state of investor demand. According to Pamela Koster, managing director of capital markets for JLL Capital Markets who worked on the deal, “the first surprise is how much interest there was for a deal of this size in Denver…this was the first deal where we really saw pricing run...”(1) The long-term outlook remains bright for this sector. Renters represent approximately one-third of the population, and they’re expected to return to apartments close to jobs, retail, and entertainment options once the pandemic subsides. Urban apartments are expected to once again appeal to renters who want the live/work/play atmosphere they offer.(2) 1. “How a Deal in Denver Illustrates the Ongoing Strength in Multifamily Investment”, published July 26, 2021 at https://www.wealthmanagement.com/multifamily/how-deal-denver- illustrates-ongoing-strength-multifamily-investment 2. John Burns Real Estate Consulting report “Apartment Rent Forecasts”, published Feb. 5, 2021

24 HOT EL SECTOR The Company had both of its hotels closed temporarily on March 31, 2020 due to the pandemic. Springmaid Beach Resort reopened on May 1, 2020 and Q&C Hotel reopened on Sept. 1, 2020. The Company’s hotel reopenings were encouraging, and the hotels ended up flourishing as pent-up travel demand was released in Q2 and Q3 2021. • Springmaid Beach Resort posted its highest-ever average daily rate (ADR) in July 2021 and pushed up the ADR throughout Q3 2021. Factoring in occupancy for Q3 2021 which approached the pre-pandemic level of Q3 2019, RevPAR for Q3 2021 was actually 42% higher than the pre-pandemic level of Q3 2019. • Q&C Hotel posted occupancy for Q3 2021 which exceeded the pre-pandemic level of Q3 2019, which helped RevPAR come within 10% of the pre-pandemic level of Q3 2019. Overall, the hotel sector rebound is expected to continue in 2022, though expectations have become tempered relative to earlier in the year and expectations remain for the rebound to be uneven and vary across the segments. Leisure demand is expected to continue strengthening and boost the performance of properties in resort and even remote locations. Business travel is expected to remain subdued, given the likelihood that corporate travel budgets will remain constrained and business travelers will take fewer but longer trips. Convention travel is expected to resume first in markets with warm weather and low operating costs, like Dallas, New Orleans, San Antonio, Las Vegas, and Orlando among others. Convention and group demand are likely to lag in their recovery because of the group and advance-booking nature of the segment.(1) 1. CBRE U.S. Lodging Forecast published July 7, 2021 and October 15, 2021.

PACIFIC OAK

RESIDENTIAL LAND

- The Company is amongst the largest residential land owners in Las Vegas via its Park Highlands investment, owning approximately 800 acres as of Sept. 30, 2021.

- Park Highlands continues to generate exceptional returns, with the last year benefitting from (i) homebuilder demand, (ii) the housing market's performance even during the pandemic, and (iii) historical demographic trends.

  - Homebuilder demand for land, at a national level, is "hot or on fire".[1]
  - Las Vegas new home sales and prices have been strong throughout the pandemic, even though local employment took a relatively larger hit at least in the beginning of the pandemic.[3]
  - Las Vegas resale home prices were up 20.5% year-over-year in September 2021 and set a new record, after climbing to new all-time highs practically every month during 2021. The median resale price has now jumped over $100,000 or 33% since January 2020.[4]
  - Mortgage rates and the resale market's supply are near record lows.[4]


Bruce Woodbury Beltway
Beltway
215
Bruce W

1. John Burns Real Estate Consulting report "The Great American Land Rush Accelerates", published Nov. 20, 2020
2. SalesTraq Monthly Report for Dec. 2020
3. U.S. Bureau of Labor Statistics
4. According to a report from trade association Las Vegas Realtors, as published in the Las Vegas Review-Journal on Oct. 6, 2021

25

26 VALUE ADD OPPORTUNITIES CONTINUE

27 CONTINUED PRICE INCREASES, IN NEARLY ALL COMMERCIAL REAL ESTATE SECTORS, ARE EXPECTED(1)  Green Street Advisors recently issued a strong “buy now” as cap rates continue to decline.(1)  Green Street Advisors says there is a perfect storm of incredibly low bond yields, high volumes of capital flowing into real estate private equity, and debt markets are open and offering near unprecedented levels.  Green Street Advisors’ Commercial Property Price Index report from October 6, 2021 just stated, about commercial real estate in general, “We’ve gone from a recovery in property pricing to a full-on bull market”.(2) COMPANY’S OFFICE INVESTMENTS CAN INCREASE OCCUPANCY, INCOME, & VALUE:  Office represents 54.0% of the portfolio’s total value(3)  Leased occupancy is only 72.4% at September 30, 2021(4)  Office sector fundamentals currently continue to show signs of stabilization  Strategies to reposition or otherwise add value can also be explored COMPANY HAS A SUB-ADVISOR AND OPERATING PLATFORM FOR ADDITIONAL SINGLE-FAMILY RENTAL INVESTMENTS:  Company’s Advisor believes the SFR sector is still in an early stage, offering opportunity for attractive income, total return upside, and consolidation within the sector. The SFR sector could potentially turn into the “new multifamily” sector.  Company’s investment target is moderately priced homes in less competitive sub-markets which can be leased to middle-income tenants who are renters-by-necessity. This is expected to result in less competition and lower tenant turnover.  Company’s Sub-Advisor has pursued this same strategy and built out its operating platform since 2013. COMPANY HAS LAND DEVELOPMENT OPPORTUNITIES AT RICHARDSON & PARK HIGHLANDS 1. Green Street Advisors report titled “Green Street Issues Strong ‘Buy Now’ Signals as Cap Rates Continue to Decline, published October 14, 2021, at https://www.greenstreet.com/insights/blog 2. Green Street Advisors, Commercial Property Price Index (CPPI), October 6 ,2021. Green Street’s CPPI is a time series of unleveraged U.S. commercial property values that captures the prices at which commercial real estate transactions are currently being negotiated and contracted. Features that differentiate this index are its timeliness, its emphasis on high-quality properties, and its ability to capture changes in the aggregate value of the commercial property sector. 3. See page 10. 4. Weighted-average for consolidated and unconsolidated offices.

28

29

30 SOLD SOLD SOLD SOLD

31

32 2022 GOALS & OBJECT IVES FINALIZE PLAN FOR SHAREHOLDER LIQUIDITY, WITH GOALS OF…  Providing liquidity for the shareholders who want it  Providing an investment vehicle for shareholders who want to remain invested in the Company with its strong historical performance, a large existing portfolio, and a unique investment strategy of opportunistic, total-return real estate. MAXIMIZE TOTAL RETURNS ON THE CURRENT PORTFOLIO VIA:  Lease up of properties, to drive income and value growth  Pursuit of value-add opportunities  Land sales and development SELL PROPERTIES OPPORTUNISTICALLY, TO GENERATE LIQUIDITY AND FUNDS FOR REINVESTMENT TO BENEFIT A PERPETUAL-LIFE INVESTMENT VEHICLE  Future investments may be primarily in SFR, offices, and real estate-related debt and securities  Selective investment opportunities may also exist in apartments, self-storage, and value-add hotels

33 PACIFIC OAK LOS ANGELES, CA PACIFIC OAK COSTA MESA, CA 3200 Park Center Drive, Suite 800 Costa Mesa, CA 92626 11766 Wilshire Blvd., Suite 1670 Los Angeles, CA 90025 1-866-PAC-OAK7 INFO@PACIFICOAKCAPITAL.COM PacificOakCapitalMarkets.com // PacificOakCapitalAdvisors.com THANK YOU!